As filed with the Securities and Exchange Commission on February 18, 1998

                                                    Registration No. 333-40187


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                      ON
                                   FORM S-8
                                      TO
                       REGISTRATION STATEMENT ON FORM S-4
                        Under the Securities Act of 1933

                               F.N.B. CORPORATION
              (Exact name of registrant as specified in its charter)

PENNSYLVANIA                                                25-1255406
(State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                           Identification No.)

ONE F.N.B. BOULEVARD
HERMITAGE, PA                                               16148
(Address of Principal                                       (zip code)
Executive Offices)


        WEST COAST BANK 1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                WEST COAST BANK 1995 INCENTIVE STOCK OPTION PLAN
     WEST COAST BANK OF SARASOTA NON-QUALIFIED STOCK OPTION PLAN OF 1988 AND
               WEST COAST BANK OF SARASOTA STOCK OPTION PLAN OF 1988
                               (Full Title of Plans)
                               _____________________
                                  PETER MORTENSEN
                  CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                F.N.B. CORPORATION
                               ONE F.N.B. BOULEVARD
                               HERMITAGE, PA  16148
                     (Name and address of agent for service)

                                  (724) 981-6000
           (Telephone number, including area code, of agent for service)
                                ___________________

     This Post-Effective Amendment No. 1 covers shares of the Registrant's Common Stock originally registered on the Registration Statement on Form S-4 to which this is an amendment. The registration fees in respect of such shares of Common Stock were paid at the time of the original filing of the Registration Statement on Form S-4 relating thereto.

                                   PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
             ----------------------------------------------------

        The documents constituting a Prospectus ("Prospectus") with respect to this Post-Effective Amendment No.1 on Form S-8 to the Registration Statement on Form S-4 of F.N.B. Corporation ("FNB" or the "Corporation") are kept on file at the offices of the Corporation in accordance with Rule 428 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act").
The Corporation will provide without charge to participants in the West Coast Bank 1995 Stock Option Plan for Non-Employee Directors, 1995 Incentive Stock Plan, Non-Qualified Stock Option Plan of 1988 and the Stock Option Plan of 1988, on the written or oral request of any such person, a copy of any or all of the documents constituting a prospectus. Written requests for such copies should be directed to John D. Waters, Principal Financial and Accounting Officer, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, Pennsylvania 16148. Telephone requests may be directed to (724) 981-6000.

                                   PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed by the Corporation with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

        1. FNB's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

        2. FNB's Quarterly Report on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

        3. The Corporation's Current Report of Form 8-K filed January 24, 1997, March 5, 1997, April 22, 1997, July 22, 1997 and February 13,
        1998, which included Consolidated Financial Statements and Supplemental Consolidated Financial Statements for the years ended December 31, 1996, 1995, and 1994 with Report of Independent Auditors and Management's Discussion and Analysis.

        4. FNB's definitive Proxy Statement filed with the Commission pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), in connection with the Annual Meeting of Shareholders of FNB held on April 23, 1997; and

        5. The description of FNB's Common Stock, par value $2.00 per share (the "Common Stock"), contained in FNB's Registration Statement filed under Section 12 of the Exchange Act, including all amendments and reports updating such description.

      All documents subsequently filed by FNB with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effectiveness of this Registration Statement, and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration and shall be deemed to be a part of this Registration Statement from the date of the filing of such document.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

    The consolidated financial statements of F.N.B. at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, have been audited by Ernst & Young L.L.P., independent auditors, as set forth in their report thereon, included in F.N.B.'s current report on Form 8-K dated July 22, 1997, and incorporated herein by reference, which is based in part on the reports of Hill, Barth & King, Inc., independent auditors who audited Southwest Banks, Inc., and Coopers & Lybrand L.L.P., independent auditors who audited West Coast Bancorp, Inc.

    The supplemental consolidated financial statements of FNB at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included in FNB's current report on Form 8-K dated February 13, 1998, and incorporated herein by reference, which is based in part on the reports of Hill, Barth & King, Inc. independent auditors who audited Southwest Banks, Inc., and Coopers & Lybrand L.L.P., independent auditors who audited West Coast Bancorp, Inc.

    The financial statements referred to above are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

    The legality of the securities offered hereby will be passed upon by Cohen & Grigsby, P.C., Pittsburgh, Pennsylvania, counsel to FNB.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The effect of charter, by-law, statutory and other provisions whereby the directors and officers of FNB may be insured or indemnified against liability as officers and directors are set out below:

    Article IX of the Bylaws of the Corporation provides that the Corporation shall indemnify each director and officer of the Corporation and of its controlled subsidiaries made or threatened to be made a party to any civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Corporation or otherwise) arising out of such director's or officer's service to the Corporation or to another organization at the Corporation's request against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director and officer in connection with such action, suit or proceeding. Indemnification shall not be made with respect to actions, suits or proceedings where the act or omission giving rise to the claim for indemnification has been determined to have constituted willful misconduct or recklessness or where prohibited by law. In addition, expenses incurred by each director and officer in defending any such action, suit or proceeding, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if an undertaking (in form and scope satisfactory to the Corporation) shall have been furnished to the Corporation to repay amounts so advanced if and to the extent it shall ultimately be determined that such officer or director is not entitled to indemnification and certain other conditions shall have been satisfied. The Corporation may purchase and maintain insurance, create a fund of any nature, grant a security interest or otherwise secure or insure in any manner its indemnification obligations.

    Section 1741 of the Pennsylvania Business Corporation Law provides that a corporation shall (subject to the provisions described in the second succeeding paragraph) have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action or proceeding if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

    The termination of any action or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

    Section 1742 of the Pennsylvania Business Corporation Law provides that a corporation shall (subject to the provisions described in the succeeding paragraph) have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of the action if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification shall not be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court of common pleas or other court deems proper.

    Under Section 1744 of the Pennsylvania Business Corporation Law, any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances because such person has met the applicable standard of conduct. Such determination shall be made:

        (1) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding; or

        (2) If such quorum is not obtainable or, even if obtainable a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

        (3)  By the shareholders.

    Notwithstanding the above, Section 1743 provides that to the extent that a representative of the corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

    Under Section 1745 of the Pennsylvania Business Corporation Law, expenses (including attorneys' fees) incurred in defending any action or proceeding may be paid by the corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the representative to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

    Section 1746 of the Pennsylvania Business Corporation Law further provides that the indemnification provided by Sections 1741, 1742 and 1743 and the advancement of expenses provided by Section 1745 shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders, disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. A corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to Section 1746 or otherwise. Indemnification pursuant to Section 1746 shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

    Indemnification pursuant to Section 1746 under any bylaw, agreement, vote of shareholders, or directors or otherwise may be granted for any action taken or any failure to take any action and may be made whether or not the corporation would have the power to indemnify the person under any other provision of law except as provided in such Section 1746 and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation. Section 1746 declares such indemnification to be consistent with the public policy of Pennsylvania.

    The foregoing is only a general summary of certain aspects of Pennsylvania law dealing with the indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes which contain detailed specific provisions regarding the circumstances under which and the person for whose benefit indemnification shall or may be made and accordingly are incorporated herein by reference.

ITEM 8.    EXHIBITS.

             5.1 Opinion of Cohen & Grigsby, P.C. regarding legality of the securities *

            23.1    Consent of Ernst & Young LLP

            23.2    Consent of Hill, Barth & King, Inc.

            23.3    Consent of Coopers & Lybrand L.L.P.

            23.4 Consent of Cohen & Grigsby, P.C., (included in opinion filed as Exhibit 5.1.) *

            24.1    Power of Attorney *

            99.1    West Coast Bank 1995 Stock Option Plan for Non-Employee
                    Directors

            99.2    West Coast Bank 1995 Incentive Stock Plan

            99.3 West Coast Bank of Sarasota Non-Qualified Stock Option Plan of 1988

            99.4    West Coast Bank of Sarasota Stock Option Plan of 1988

* Previously filed as an exhibit to the Corporation's Registration Statement on Form S-4 to which this is a Post-Effective Amendment No.1.

ITEM 9.    UNDERTAKINGS.

(a)        Rule 415 Offering undertaking:

           The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Corporation pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b) Filings Incorporating Subsequent Exchange Act Documents by Reference undertaking:

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Filing of Registration Statement on Form S-8 undertaking:

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hermitage, Commonwealth of Pennsylvania, on February 18, 1998.

                                  F.N.B. CORPORATION


                                  By /s/ Peter Mortensen
                                     ------------------------------------
                                     Peter Mortensen, Chairman, President
                                     and Chief Executive Officer


                           POWER OF ATTORNEY
    KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Peter Mortensen, John D. Waters and William J. Rundorff, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ Peter Mortensen          Chairman, President, Chief      February 18, 1998
---------------------------  Executive Officer and Director
Peter Mortensen              (Principal Executive Officer)


/s/ Stephen J. Gurgovits     Vice Chairman and Director      February 18, 1998
---------------------------
Stephen J. Gurgovits


/s/ Gary L. Tice             President, Chief Operating      February 18, 1998
---------------------------  Officer and Director
Gary L. Tice


/s/ William J. Rundorff      Executive Vice President        February 18, 1998
---------------------------
William J. Rundorff


/s/ John D. Waters           Vice President and Chief        February 18, 1998
---------------------------  Financial Officer (Principal
John D. Waters               Financial and Accounting Officer)

/s/ W. Richard Blackwood     Director                        February 18, 1998
---------------------------
W. Richard Blackwood


/s/ William B. Campbell      Director                        February 18, 1998
---------------------------
William B. Campbell


/s/ Charles T. Cricks        Director                        February 18, 1998
---------------------------
Charles T. Cricks

/s/ Henry M. Ekker           Director                        February 18, 1998
---------------------------
Henry M. Ekker, Esq.


/s/ Thomas C. Elliot         Director                        February 18, 1998
---------------------------
Thomas C. Elliott


/s/ Thomas W. Hodge          Director                        February 18, 1998
---------------------------
Thomas W. Hodge


/s/ James S. Lindsey         Director                        February 18, 1998
---------------------------
James S. Lindsey


/s/ Paul P. Lynch            Director                        February 18, 1998
---------------------------
Paul P. Lynch


/s/ Edward J. Mace           Director                        February 18, 1998
---------------------------
Edward J. Mace


/s/ James B. Miller          Director                        February 18, 1998
---------------------------
James B. Miller


/s/ Robert S. Moss           Director                        February 18, 1998
---------------------------
Robert S. Moss


/s/ Richard C. Myers         Director                        February 18, 1998
---------------------------
Richard C. Myers


/s/ John R. Perkins          Director                        February 18, 1998
---------------------------
John R. Perkins

/s/ William A. Quinn         Director                        February 18, 1998
---------------------------
William A. Quinn

/s/ George A. Seeds, Jr.     Director                        February 18, 1998
---------------------------
George A. Seeds, Jr.


/s/ William J. Strimbu       Director                        February 18, 1998
---------------------------
William J. Strimbu


/s/ Archie O. Wallace        Director                        February 18, 1998
---------------------------
Archie O. Wallace


/s/ Joseph M. Walton         Director                        February 18, 1998
---------------------------
Joseph M. Walton


/s/ James T. Weller          Director                        February 18, 1998
---------------------------
James T. Weller


/s/ Eric J. Werner           Director                        February 18, 1998
---------------------------
Eric J. Werner


/s/ R. Benjamin Wiley        Director                        February 18, 1998
---------------------------
R. Benjamin Wiley


/s/ Donna C. Winner          Director                        February 18, 1998
---------------------------
Donna C. Winner

                             EXHIBIT INDEX



5.1 Opinion of Cohen & Grigsby, P.C. regarding legality of the securities *

23.1   Consent of Ernst & Young LLP

23.2   Consent of Hill, Barth & King, Inc.

23.3   Consent of Coopers & Lybrand L.L.P.

23.4 Consent of Cohen & Grigsby, P.C., included in opinion filed as Exhibit 5.1 *

24.1   Power of Attorney *

99.1   West Coast Bank 1995 Stock Option Plan For Non-Employee Directors

99.2   West Coast Bank 1995 Incentive Stock Plan

99.3   West Coast Bank of Sarasota Non-Qualified Stock Option Plan of 1988

99.4   West Coast Bank of Sarasota Stock Option Plan of 1988


* Previously filed as an exhibit to the Corporation's Registration Statement on Form S-4 to which this is Post-Effective Amendment No.1.

                                                              EXHIBIT 23.1


                 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Post Effective Amendment No.1 on Form S-8 to the Registration Statement on Form S-4 (No. 333-40187) of F.N.B. Corporation pertaining to the West Coast Bank 1995 Stock Option Plan for Non-Employee Directors, West Coast Bank 1995 Incentive Stock Plan, West Coast Bank of Sarasota Non-Qualified Stock Option Plan of 1988 and the West Coast Bank of Sarasota Stock Option Plan of 1988 and to the incorporation by reference therein of our report dated July 3, 1997, with respect to the consolidated financial statements of F.N.B. Corporation and subsidiaries included in its Current Report on Form 8-K dated July 22, 1997 and our report dated February 13, 1998, with respect to the supplemental consolidated financial statements of F.N.B. Corporation and subsidiaries included in its Current Report on Form 8-K dated February 13, 1998 filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP
                                                ERNST & YOUNG LLP



Pittsburgh, Pennsylvania
February 13, 1998

                                                                 EXHIBIT 23.2


               CONSENT OF HILL, BARTH & KING, INC., INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in this Post Effective Amendment No.1 on Form S-8 to the Registration statement on Form S-4 No. 333-40187 pertaining to the West Coast Bank 1995 Stock Option Plan for Non-Employee Directors, West Coast Bank 1995 Incentive Stock Option Plan, West Coast Bank of Sarasota Non-Qualified Stock Option Plan of 1988 and the West Coast Bank of Sarasota Stock Option Plan of 1988 to the incorporation by reference therein of our report dated January 22, 1997 relating to consolidated financial statements of Southwest Banks, Inc., which have been incorporated into the consolidated financial statements of F.N.B. Corporation and Subsidiaries for the year ended December 31, 1996 by reference in the Current Report on Form 8-K dated February 13, 1998.


                                         /s/Hill, Barth & King, Inc.
                                         HILL, BARTH & KING, INC.
                                         CERTIFIED PUBLIC ACCOUNTANTS



Naples, Florida
February 16, 1998

                                                                 EXHIBIT 23.3

                   CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Post Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 No. 333-40187 pertaining to the West Coast Bank 1995 Stock Option Plan for Non-Employee Directors, West Coast Bank 1995 Incentive Stock Plan, West Coast Bank of Sarasota Non-Qualified Stock Option Plan of 1988 and the West Coast Bank of Sarasota Stock Option Plan of 1988 of our reports dated January 24, 1997 and January 19, 1996 included as Exhibits 99.3 and 99.4, respectively, to F.N.B. Corporation's Form 8-K filed February 13, 1998, with respect to our audits of the consolidated financial statements of West Coast Bancorp, Inc. for the years ended December 31, 1996 and 1995 and the year ended December 31, 1994, respectively. We also consent to the reference to our firm under the caption "Experts".


/s/Coopers & Lybrand L.L.P
COOPERS & LYBRAND L.L.P.

Tampa, Florida
February 18, 1998

                                                              EXHIBIT 99.1

                               WEST COAST BANK

                          1995 STOCK OPTION PLAN
                        FOR NON-EMPLOYEE DIRECTORS


1.  PURPOSE.

    The purpose of the West Coast Bank 1995 Stock Option Plan for Non-Employee Directors (the "1995 Directors Plan") is to advance the interests of the West Coast Bank (the "Company") by inducing its non-employee members of its Board of Directors upon whose judgment, initiative and effort the Company is partially dependent for its successful operation, to continue to serve in that capacity and to make themselves available for re-election as Directors.

2.  DEFINITIONS.

    As used in this 1995 Directors Plan, the following words shall have the following meanings:

    (a) "Administrator" means the Board of Directors or the committee or committees described in Paragraph 3;

    (b)    "Board of Directors" means the Board of Directors of the Company;

    (c) "Code" means the Internal Revenue Code of 1986, as amended. Reference to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes that section;

    (d)    "Common Stock" means common stock of the Company;

    (e) "Eligible Participant" means a non-employee member of the Board of Directors;

    (f) "Non-Qualified Stock Option" means an option to purchase shares of Common Stock at the time and at the price determined by the Administrator in accordance with Paragraph 6;

    (g)    "Option" means a Non-Qualified Stock Option;

    (h) "Option Agreement" means the agreement between the Company and an Eligible Participant setting forth the terms and conditions for exercising the Option, as determined by the Administrator.

3.   ADMINISTRATION.

    (a) General. The 1995 Directors Plan shall be administered by the Board of Directors or by a committee or committees appointed by the Board of Directors as Administrator of the 1995 Directors Plan.

    (b) Administrator. Subject to the provisions of this 1995 Directors Plan, the Administrator shall have exclusive authority to interpret and administer the 1995 Directors Plan, to establish applicable rules relating to the 1995 Directors Plan, to select persons eligible to receive awards under the 1995 Directors Plan, to grant Non-Qualified Stock Options in accordance with the 1995 Directors Plan, to establish the timing, pricing, amount and other terms and conditions of such grants (which need not be uniform with respect to the various participants or with respect to different grants to the same participant), to delegate some or all of its authority and duties under the 1995 directors Plan and to take all such steps and make all such determinations in connection with the 1995 Directors Plan and the Non-Qualified Stock Options as it may deem necessary or advisable.

 4.  ELIGIBILITY.

     The Administrator shall from time to time determine and designate Eligible Participants who shall receive awards under the 1995 Directors Plan and the number of Non-Qualified Stock Options to be awarded to each such Eligible Participant. In making any such award, the Administrator may take into account the nature of services rendered by an Eligible Participant, the capacity of the Eligible Participant to contribute to the success of the Company, and other factors that the Administrator may consider relevant.

5.   TYPES OF BENEFITS.

     Benefits that may be awarded under the 1995 Directors Plan are Non-Qualified Stock Options, as described in this 1995 Directors Plan ("Benefits").

6.   AWARD OF BENEFITS.

    (a) General. The Administrator may, from time to time, award Non-Qualified Stock Options to Eligible Participants. Each Eligible Participant receiving an award under the 1995 Directors Plan shall enter into an agreement with the Company in the form specified by the Administrator agreeing to the terms and conditions of the award and such other matters consistent with the 1995 Directors Plan as the Administrator in its sole discretion shall determine.

    (b) Administrator's Discretion. The award of any Benefit under the 1995 Directors Plan may be subject to any provisions (whether or not applicable to the Benefit awarded to any other similarly situated eligible Employee) as the Administrator determines appropriate consistent with the provisions specifically provided for in the 1995 Directors Plan, including, without limitation, (i) provisions for the purchase of Common Stock under Options in installments, (ii) restrictions on resale or other disposition, (iii) such provisions as may be appropriate to comply with federal or state securities laws, (iv) understandings or conditions regarding the Eligible Participant's employment, (v) provisions for making the grant of Benefits conditional upon an election by an Eligible Participant to defer payment of a portion of his salary, (vi) provisions for giving an Eligible Participant a choice between two Benefits or combinations of Benefits, and (vii) provisions for awarding Benefits in any combination or combinations.

    (c) Stock Options. Each Option Agreement by appropriate language shall include the substance of all of the provisions as set forth in subparagraphs (i) through (vi) below.

           (i) The purchase price of the shares of stock covered by each Option shall be determined by the Administrator, and shall not be less than the greater of fair market value or par value on the date of grant. The Administrator may, in its sole discretion, determine that fair market value per share of stock is equal to book value per share of stock if the shares of stock subject to the Option are not actively traded on the date the Option is granted.

           (ii) The purchase price shall be payable in full in cash upon exercise of the Option.

           (iii) An Option shall not be transferable by the individual to whom granted except by will or by the laws of descent and distribution and such an Option may be exercised during the lifetime of such individual only by such individual.

           (iv) The maximum term of an Option shall be ten years from the date it was granted.

           (v) An Option shall terminate and may not be exercised if the Eligible Participant to whom it is granted ceases to be a member of the Board of Directors if such membership is terminated by the Company for "cause." "Cause" is defined as conduct that in the judgment of the Administrator involves dishonesty or action by the Eligible Participant that is detrimental to the best interest of the Company. If the Eligible Participant's membership terminates for reasons other than for Cause, the employee may exercise his Option after termination of membership as provided in the Option Agreement. An Option may not be exercised by anyone after the expiration of its term.

           (vi) A statement that the Option(s) evidenced by the Option Agreement will not be treated as Incentive Stock Option(s) as described in Section 422 of the Code.

No person entitled to exercise any Option granted under the 1995 Directors Plan shall have any of the rights or privilege of a shareholder of the Company with respect to shares issuable upon exercise of such Option until certificates representing such shares shall have been issued and delivered to such person.

7.  SHARES SUBJECT TO 1995 DIRECTORS PLAN.

    Subject to the provisions of Paragraph 8 (relating to adjustment for changes in capital stock), the maximum number of shares that may be issued under this 1995 Directors Plan shall not exceed in the aggregate 50,000 shares of Common Stock of the Company. Notwithstanding the foregoing, at no time shall the aggregate number of unexercised options for Common Stock granted pursuant to the 1995 Directors Plan or any other Company stock option plan exceed twenty percent (20%) of the total number of shares of Common Stock outstanding. Such shares may be unissued shares, or, subject to regulations promulgated by the Florida Department of Banking and Finance, authorized and issued shares that have been reacquired. If any Benefits granted under the 1995 Directors Plan shall for any reason terminate or expire or be surrendered without having been exercised in full, the shares not purchased under such Options shall be available again for option or grant under the 1995 Directors Plan. Existing shareholders of the Company shall have no preemptive rights in any of the shares reserved for issuance under the 1995 Directors Plan.

8.  ADJUSTMENT UPON CHANGES IN STOCK.

    If any change is made in the shares of Common Stock of the Company by reason of any merger, consolidation, reorganization, recapitalization, stock dividend, split up, combination of shares, exchange of shares, change in corporate structure, or otherwise, appropriate adjustments shall be made by the Administrator to the kind and maximum number of shares subject to the 1995 Directors Plan and the kind and number of shares and price per share of stock subject to each outstanding Benefit. No fractional shares of Common Stock shall be issued under the 1995 Directors Plan on account of any such adjustment, and rights to shares always shall be limited after such an adjustment to the lower full share.

9.  AMENDMENT OF THE 1995 DIRECTORS PLAN.

    The Board of Directors may, at any time, amend the 1995 Directors Plan, provided that the Board may not, without approval (within twelve months before or after the date of such change) of the holders of a majority of the outstanding shares entitled to vote of the Company: (a) increase the maximum number of shares of Common Stock that may be issued under the 1995 Directors Plan, except as may be permitted under the adjustment provisions of Paragraph 8, or (b) adopt any other amendment for which shareholder approval is required
by federal income tax or securities laws.   The Board of Directors may not
alter or impair any Benefit previously granted under the 1995 Directors Plan without the consent of the person to whom the Benefit was granted.

10. TERMINATION OF THE 1995 DIRECTORS PLAN.

    The Board of Directors may terminate or suspend the 1995 Directors Plan at any time. No Benefit shall be awarded after termination of the 1995 Directors Plan.

    Rights and obligations under a Benefit awarded while the 1995 Directors Plan is in effect shall not be altered or impaired by termination or suspension of the 1995 Directors Plan except by consent of the person towhom the Benefit was awarded.

11. WITHHOLDING TAX.

    The Company shall have the right to withhold with respect to any payments made to Eligible Participants under the 1995 Directors Plan any taxes required by law to be withheld because of such payments.

12. RULES OF CONSTRUCTION.

    The terms of the 1995 Directors Plan shall be construed in accordance with the laws of the State of Florida.

13. NON-TRANSFERABILITY.

    Each Benefit granted under this 1995 Directors Plan shall not be transferable other than by will or the laws of decent and distribution, and shall be exercisable during the holder's lifetime only by the holder or the holder's guardian or legal representative.

14. EFFECTIVE DATE.

    The 1995 Directors Plan shall become effective as of the date it is adopted by the Board of Directors of the Company subject to approval by the shareholders of the Company within twelve (12) months of the date of the adoption of the 1995 Directors Plan by the Board of Directors.

                                                               EXHIBIT 99.2


                                 WEST COAST BANK

                           1995 INCENTIVE STOCK PLAN

1.  PURPOSE.

    The purpose of the West Coast Bank 1995 Incentive Stock Plan (the "1995 Plan") is to aid in maintaining and developing strong management capable of assuring the future success of West Coast Bank (the "Company"). The 1995 Plan is designed to secure for the Company and its shareholders the benefits inherent in common stock ownership by the employees of the Company who are largely responsible for the future growth and continued financial success of the Company; and to afford such persons the opportunity to obtain or increase a proprietary interest in the Company on a favorable basis and, thereby, to have an opportunity to share in its success.

2.  DEFINITIONS.

    As used in this 1995 plan, the following words shall have the following meanings:

    (a) "Administrator" means the Board of Directors or the committee or committees described in Paragraph 3;

    (b)    "Board of Directors" means the Board of Directors of the Company;

    (c) "Code" means the Internal Revenue Code of 1986, as amended. Reference to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes that section;

    (d)    "Common Stock" means common stock of the Company;

    (e) "Eligible Employee" means a salaried employee of the Company, including a director of the Company who is a salaried employee of the Company;

    (f) "Incentive Stock Option" means an option to purchase shares of Common Stock at the time and at the price determined by the Administrator in accordance with Paragraph 6 that is intended to qualify as an incentive stock option as defined in Section 422 of the Code;

    (g) "Non-Qualified Stock Option" means an option to purchase shares of Common Stock at the time and at the price determined by the Administrator in accordance with Paragraph 6 that is not intended to qualify as an Incentive Stock Option;

    (h)    "Option" means an Incentive Stock Option or Non-Qualified Stock
           Option.

    (i) "Option Agreement" means the agreement between the Company and an Eligible Employee setting forth the terms and conditions for exercising the Option, as determined by the Administrator.

3.  ADMINISTRATION.

    (a) General. The 1995 Plan shall be administered by the Board of Directors or by a committee or committees appointed by the Board of Directors as Administrator of the 1995 Plan. The Board of Directors may appoint a committee to act as Administrator with respect to one or more classes of employees, and another committee or committees to act as Administrator with respect to other classes of employees; or appoint a committee to serve as Administrator with respect to one category of benefits, and another committee to serve as Administrator with respect to a different category of benefits.

    (b) Administrator. Subject to the provisions of this 1995 Plan, the Administrator shall have exclusive authority to interpret and administer the 1995 Plan, to establish applicable rules relating to the 1995 Plan, to establish applicable rules relating to the 1995 Plan, to select persons eligible to receive awards under the 1995 Plan, to grant Incentive Stock Options and Non-Qualified Stock options in accordance with the 1995 Plan, to establish the timing, pricing, amount and other terms and conditions of such grants (which need not be uniform with respect to the various participants or with respect to different grants to the same participant), to delegate some or all of its authority and duties under the 1995 Plan and to take all such steps and make all such determinations in connection with the 1995 Plan and the Incentive Stock Options and the Non-Qualified Stock Options as it may deem necessary or advisable.

4.  ELIGIBILITY.

    The Administrator shall from time to time determine and designate Eligible Employees who shall receive awards under the 1995 Plan and the number of Incentive Stock Options and Non-Qualified Stock Options to awarded to each such Eligible Employee. In making any such award, the Administrator may take into account the nature of services rendered by an Eligible Employee, the capacity of the Eligible Employee to contribute to the success of the Company, and other factors that the Administrator may consider relevant.

5.  TYPES OF BENEFITS.

    Benefits that may be awarded under the 1995 Plan include (a) Incentive Stock Options; and (b) Non-Qualified Stock Options, as described in this 1995 Plan ("Benefits").

6.  AWARD OF BENEFITS.

    (a) General. The Administrator may from time to time award Incentive Stock Options or Non-Qualified Stock Options, or any combination thereof, to Eligible Employees. Each Eligible Employee receiving an award under the 1995 Plan shall enter into an agreement with the Company in the form specified by the Administrator agreeing to the terms and conditions of the award and such other matters consistent with the 1995 Plan as the Administrator in its sole discretion shall determine.

    (b) Administrator's Discretion. The award of any Benefit under the 1995 Plan may be subject to any provisions (whether or not applicable to the Benefit awarded to any other similarly situated eligible Employee) as the Administrator determines appropriate consistent with the provisions specifically provided for in the 1995 Plan, including, without limitation, (i) provisions for the purchase of Common Stock under Options in installments, (ii) restrictions on resale or other disposition, (iii) such provisions as may be appropriate to comply with federal or state securities laws, (iv) understandings or conditions regarding the Eligible Employee's employment, (v) provisions for making the grant of Benefits conditional upon an election by an Eligible Employee to defer payment of a portion of his salary, (vi) provisions for giving an Eligible Employee a choice between two Benefits or combinations of Benefits, and (vii) provisions for awarding Benefits in any combination or combinations.

    (c) Stock Options. Each Option Agreement by appropriate language shall include the substance of all of the provisions as set forth in subparagraphs (i) through (v) below, and shall further include the provisions of subparagraphs (vi) through (vii) if the Option is an Incentive Stock Option, and the provisions of subparagraph (viii) if the Option is a Non-Qualified Stock Option.

          (i) The purchase price of the shares of stock covered by each Option shall be determined by the Administrator, and shall not be less than the greater of fair market value or par value on the date of grant. In the case of Incentive Stock Options, fair market value shall be determined pursuant to Section
                 22 of the Code. In the case of Non-Qualified Stock Options, the Administrator may, in its sole discretion, determine that fair market value per share of stock is equal to book value per share of stock if the shares of stock subject to the Non-Qualified Stock Option are not actively traded on the date of the Non-Qualified Stock Option is granted.

          (ii) The purchase price shall be payable in full in cash upon exercise of the Option.

          (iii) An Option shall not be transferable by the individual to whom granted except by will or by the laws of descent and distribution and such an Option may be exercised during the lifetime of such individual only by such individual.

          (iv) The maximum term of an Option shall be ten years from the date it was granted.

          (v) An Option shall terminate and may not be exercised if the Eligible Employee to whom it is granted ceases to be employed by the Company if such employee's employment is terminated by the Company for "Cause." Cause is defined as conduct that in the judgment of the Administrator involves dishonesty or action by the Eligible Employee that is detrimental to the best interest of the Company. If the Eligible Employee's employment terminates for reasons other than for Cause, the employee may exercise his Option after termination of employment as provided in the Option Agreement. An Option may not be exercised by anyone after the expiration of its term.

          (vi) The aggregate fair market value (as determined by the Administrator as of the time an Incentive Stock Option is granted) of the shares of Common Stock covered by an Incentive Stock Option granted to an Eligible Employee under the 1995 Plan which becomes exercisable for the first time during any calendar year shall not exceed One Hundred Thousand Dollars ($100,000.00) or such other maximum applicable to Incentive Stock Options as may be in effect from time to time under the Code.

          (vii) No Incentive Stock Option shall be awarded after the day preceding the tenth anniversary of the effective date of the 1995 Plan.

          (viii) A statement that the Option(s) evidenced by the Option Agreement will not be treated as Incentive Stock Option(s) as described in Section 422 of the Code. No person entitled to exercise any Option granted under the 1995 Plan shall have any of the rights or privileges of a shareholder of the Company with respect to shares issuable upon exercise of such Option until certificates representing such shares shall have been issued and delivered to such person.

 7. SHARES SUBJECT TO 1995 PLAN.

    Subject to the provisions of Paragraph 8 (relating to adjustment for changes in capital stock), the maximum number of shares that may be issued under this 1995 Plan shall not exceed in the aggregate 50,000 shares of Common Stock of the Company. Notwithstanding the foregoing, at no time shall the aggregate number of unexercised options for Common Stock granted pursuant to the 1995 Plan or any other Company stock option plan exceed twenty percent (20%) of the total number of shares of Common Stock outstanding. Such shares may be unissued shares, or, subject to regulations promulgated by the Florida Department of Banking and Finance, authorized and issued shares that have been reacquired. If any Benefits granted under the 1995 Plan shall for any reason terminate or expire or be surrendered without having been exercised in full, the shares not purchased under such Options shall be available again for option or grant under the 1995 Plan. Existing shareholders of the Company shall have no preemptive rights in any of the shares reserved for issuance under the 1995 Plan.

8.  ADJUSTMENT UPON CHANGES IN STOCK.

    If any change is made in the shares of Common Stock of the Company by reason of any merger, consolidation, reorganization, recapitalization, stock dividend, split up, combination of shares, exchange of shares, change in corporate structure, or otherwise, appropriate adjustments shall be made by the Administrator to the kind and maximum number of shares subject to the 1995
Plan and the kind and number of shares and price per share of stock subject to each outstanding Benefit. No fractional shares of Common Stock shall be issued under the 1995 Plan on account of any such adjustment, and rights to shares always shall be limited after such an adjustment to the lower full share.

9.  AMENDMENT OF THE 1995 PLAN.

    The Board of Directors may, at any time, amend the 1995 Plan, provided that the Board may not, without approval (within twelve months before or after the date of such change) of the holders of a majority of the outstanding shares entitled to vote of the Company: (a) increase the maximum number of shares of Common Stock that may be issued under the 1995 Directors Plan, except as may be permitted under the adjustment provisions of Paragraph 8, or (b) adopt any other amendment for which shareholder approval is required by federal income tax
or securities laws.   The Board of Directors may not alter or impair any Benefit previously granted under the 1995 Directors Plan without the consent of the person to whom the Benefit was granted.

10. TERMINATION OF THE 1995 PLAN.

    The Board of Directors may terminate or suspend the 1995 Plan at any time. No Benefit shall be awarded after termination of the 1995 Plan.

    Rights and obligations under a Benefit awarded while the 1995 Plan is in effect shall not be altered or impaired by termination or suspension of the 1995 Plan except by consent of the person to whom the Benefit was awarded.

11. WITHHOLDING TAX.

    The Company shall have the right to withhold with respect to any payments made to Eligible Employees under the 1995 Plan any taxes required by law to be withheld because of such payments.

12. RULES OF CONSTRUCTION.

    The terms of the 1995 Plan shall be construed in accordance with the laws of the State of Florida, provided that the terms of the 1995 Plan as they relate to Incentive Stock Options shall be construed first in accordance with the meaning under and in a manner that will result in the 1995 Plan satisfying the requirements of the provisions of the Code governing Incentive Stock Options.

13. NON-TRANSFERABILITY.

    Each Benefit granted under this 1995 Plan shall not be transferable other than by will or the laws of decent and distribution, and shall be exercisable during the holder's lifetime only by the holder or the holder's guardian or legal representative.

14. EFFECTIVE DATE.

    The 1995 Plan shall become effective as of the date it is adopted by the Board of Directors of the Company subject to approval by the shareholders of the Company within twelve (12) months of the date of the adoption of the 1995 Plan by the Board of Directors.

                                                                 EXHIBIT 99.3


                      WEST COAST BANK OF SARASOTA
               NON-QUALIFIED STOCK OPTION PLAN OF 1988

1. Purpose. The purpose of the West Coast Bank of Sarasota Stock Option Plan of 1988 (the "Plan") is to advance the interests of the West Coast Bank of Sarasota (the "Company") by inducing its non-employee members of its Board of Directors upon whose judgment, initiative and effort the Company is partially dependent for its successful operation, to continue to serve in that capacity and to make themselves available for re-election as Directors.

2. Administration. The Plan shall be administered by the Board of Directors of the Company as Administrator of the Plan. The Board of Directors, when serving as Administrator of the Plan, is hereinafter referred to as the "Administrator." Subject to the provisions of the Plan, the Administrator shall have exclusive authority to interpret and administer the Plan, to establish appropriate rules relating to the Plan, to select persons eligible to participate in the Plan, to grant Stock Options in accordance with the Plan, and to take all such steps and make all such determinations in connection with the Plan and the Stock Options thereunder as it may deem necessary or advisable.

3. Eligibility. The Administrator shall from time to time determine and designate the non-employee members of the Board of Directors of the Company who shall be Participants in the Plan and the number of Stock Options to be awarded to each such Participant. In making any such award, the Administrator may take into account the nature of services rendered by a Participant, the capacity of the Participant to contribute to the success of the Company, and other factors that the Administrator may consider relevant.

4. Types of Benefits. The benefits to be granted under the Plan are options to purchase shares of common stock of the Company ("Stock Options") described in this plan.

      The Administrator may: (a) make the grant of Stock Options conditional upon an election by a Participant to defer payment of a portion of his compensation; and (b) award Stock Options subject to any condition or conditions consistent with the terms of the Plan that the Administrator in its sole discretion may determine.

5. Shares Subject to Plan. Subject to the provisions of Section 7 (relating to adjustment for changes in capital stock), the maximum number of shares that may be issued under the Plan shall not exceed in the aggregate
      70,898 shares of common stock of the Company. Such shares may be unissued shares, or, subject to Section 3C-11.016(3)(c) of the regulations promulgated by the Florida Department of Banking and Finance, authorized and issued shares that have been reacquired. If any Stock Options granted under the Plan shall for any reason terminate or expire or be surrendered without having been exercised in full, the shares not purchased under such Stock Options shall be available again for option or grant under the Plan. Existing shareholders of the Company shall have no preemptive rights in any of the shares reserved for issuance under the Plan.

6. Stock Options. The Administrator from time to time may grant stock options to Participants for the purchase of shares of common stock of the Company pursuant to and evidenced by individual Option Agreements to be executed by and between the Participant and the Company. Each Option Agreement between the Company and a Participant shall be in such form and shall contain such provisions as the Administrator from time to time shall deem appropriate. Option Agreements need not be identical, but each Option Agreement by appropriate language shall include the substance of all of the provisions as set forth in subparagraphs (a) through (g) below.

      (a) The purchase price of the shares of stock covered by each Stock Option shall be determined by the Administrator but shall not be less than the greater of the Fair Market Value (if the shares are not publicly traded, the Fair Market Value may be determined by the Administrator to mean the book value of such shares) or par value at the date of grant.

      (b) The purchase price shall be payable in full in cash upon exercise of the Stock Option.

      (c) The maximum term of an Stock Option shall be ten years from the date it was granted.

      (d) A Stock Option shall not be transferable by the individual to whom granted except by will or by the laws of descent and distribution and such an Stock Option may be exercised during the lifetime of such individual only by such individual.

      (e) The Administrator in its discretion may provide in any Option Agreement that the Stock Option shall be exercisable in full at any time or from time to time during the term of the Stock Option, or may provide for the exercise of the Stock Option in such installments and at such times during the term of the Stock Option as the Administrator may determine.

      (f) A Stock Option shall terminate and may not be exercised if the Participant to whom it is granted ceases to be a member of the Board of Directors of the Company if such membership is terminated by the Company for "Cause." Cause is defined as conduct that in the judgment of the Administrator involves dishonesty or action by the director that is detrimental to the best interest of the Company. If the director's membership is terminated for reasons other than for Cause, the director may exercise his Stock Option after termination of employment as provided in the Option Agreement. A Stock Option may not be exercised by anyone after the expiration of its term.

      (g) A statement that the Option(s) evidenced by the Option Agreement will not be treated as Incentive Stock Options(s) as described in
             Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

             No persons entitled to exercise any Stock Option granted under the Plan shall have any of the rights or privileges of a shareholder of the Company with respect to shares issuable upon exercise of such Stock Option until certificates representing such shares shall have been issued and delivered to such person.

             Certificates representing shares of common stock issued upon exercise of a Stock Option may be registered either in the name of the optionee or in the name or names of the successor or successors in interests of the optionee by reason of the death of the optionee. Certificates also may be registered in the names of the optionee and another person "tenants by the entirety" or "as joint tenants with right of survivorship and not as tenants in common." Designation of the appropriate form of registration of certificates shall be made and the written notice given to the Company upon exercise of an Option.

7. Adjustment Upon Changes in Stock. If any change is made in the shares of common stock of the Company by reason of any merger, consolidation, reorganization, recapitalization, stock dividend, split up, combination of shares, exchange of shares, change in corporate structure, or otherwise, appropriate adjustments shall be made by the Administrator to the kind and maximum number of shares subject to the Plan and the kind and number of shares and price per share of stock subject to each outstanding Benefit hereunder. No fractional shares of stock shall be issued under the Plan on account of any such adjustment, and rights to shares always shall be limited after such an adjustment to the lower full share.

8. Amendment to the Plan. The Board of Directors may, at any time, amend the Plan, provided that the Board may not alter or impair any Stock Option previously granted under the Plan without the consent of the person to whom the Stock Option was granted.

9. Termination of the Plan. The Board of Directors may terminate or suspend the Plan at any time. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless it shall have been terminated by the Board prior to that time. No Stock Option shall be awarded after termination of the Plan.

      Rights and obligation under a Stock Option awarded while the Plan is in effect shall not be altered or impaired by termination or suspension of the Plan except by consent of the person to whom the Benefit was awarded.

10. Withholding Tax. The Company shall have the right to withhold with respect to any payments made to Participants under the Plan any taxes required by law to be withheld because of such payments.

11. Rules of Construction. Reference to a section of the Code or the Florida Banking Code and its implementing regulations, shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

12. Nontransferability. Each Stock Option granted under this Plan shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable, during the holder's lifetime, only by the holder or the holder's guardian or legal representative.

13. Effective Date. The Plan is effective as of the date it is approved by the Board of Directors of the Company; provided, however, that if the Plan is not approved by the shareholders, the Plan shall be of no effect.

                                                                 EXHIBIT 99.4
                                    EXHIBIT B

                          WEST COAST BANK OF SARASOTA
                           STOCK OPTION PLAN OF 1988

1. Purpose. The purpose of the West Coast Bank of Sarasota Stock Option Plan of 1988 (the "Plan") is to aid in maintaining and developing strong management capable of assuring the future success of West Coast Bank of Sarasota (the "Company"). The Plan is designed to secure for the Company and its shareholders the benefits inherent in common stock ownership by the employees of the Company who are largely responsible for the Company's future growth and continued financial success; and to afford such persons the opportunity to obtain or increase a proprietary interest in the Company on a favorable basis and, thereby, to have an opportunity to share in its success.

2. Administration. The Plan shall be administered by the Board of Directors of the Company as Administrator of the Plan. The Board of Directors, when serving as Administrator of the Plan, is hereinafter referred to as the "Administrator." Subject to the provisions of the Plan, the Administrator shall have exclusive authority to interpret and administer the Plan, to establish appropriate rules relating to the Plan, to select persons eligible to participate in the Plan, to grant Incentive Stock Options and Non-Qualified Stock Options in accordance with the Plan, and to take all such steps and make all such determinations in connection with the Plan and the Incentive Stock Options and the Non-Qualified Stock Options thereunder as it may deem necessary or advisable.

3. Eligibility. The Administrator shall from time to time determine and designate the officers and key employees of the Company who shall be Participants in the Plan and the number of Incentive Stock Options and Non-Qualified Stock Options to be awarded to each such Participant; provided, however, that the Executive Consultant as an officer of the Company shall not be eligible to receive Incentive Stock Options. In making any such award, the Administrator may take into account the nature of services rendered by a Participant, the capacity of the Participant to contribute to the success of the Company, and other factors that the Administrator may consider relevant.

4. Types of Benefits. Benefits under the Plan may be granted in any one or any combination of (a) Incentive Stock Options; and (b) Non-Qualified Stock Options; as described in this Plan ("Benefits").

      The Administrator may: (a) make the grant of Benefits conditional upon an election by a Participant to defer payment of a portion of his salary;
      (b) give a Participant a choice between two Benefits or combinations of Benefits; (c) award Benefits in the alternative so that acceptance of or exercise of one Benefit cancels the right of a Participant to another; and (d) award Benefits in any combination or combinations and subject to any condition or conditions consistent with the terms of the Plan that the Administrator in its sole discretion may determine.

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5.    Shares Subject to Plan.  Subject to the provisions of Section 7 (relating to adjustment for changes in capital stock), the maximum number of shares that may be issued under the Plan shall not exceed in the aggregate
      39,600 shares of common stock of the Company. Such shares may be unissued shares, or, subject to Section 3C-11.016(3)(c) of the regulations promulgated by the Florida Department of Banking and Finance, authorized and issued shares that have been reacquired. If any Benefits granted under the Plan shall for any reason terminate or expire or be surrendered without having been exercised in full, the shares not purchased under such Options shall be available again for Option or grant under the Plan. Existing shareholders of the Company shall have no preemptive rights in any of the shares reserved for issuance under the Plan.

6. Stock Options. The Administrator from time to time may grant stock options ("Options") to Participants for the purchase of shares of common stock of the Company pursuant to and evidenced by individual Option Agreements to be executed by and between the Participant and the Company. Options may be granted in the form of an "Incentive Stock Option" which is intended to qualify as an incentive stock option within the meaning of Section 422A of the Internal revenue Code of 1986 (the "Code"), or in the form of a "Non-Qualified Stock Option" which is not intended to qualify as an incentive stock option as defined in
      Section 422A of the Code. Each Option Agreement between the Company and the Participant shall be in such form and shall contain such provisions as the Administrator from time to time shall deem appropriate. Option Agreements need not be identical, but each Option Agreement by appropriate language shall include the substance of all of the provisions as set forth in subparagraphs (a) through (f) below, and shall further contain the provisions of subparagraph (g) if the Option is granted in the form of an Incentive Stock Option and subparagraph (h) if the Option is granted in the form of a Non-Qualified Stock Option.

     (a) The purchase price of the shares of stock covered by each Option shall be determined by the Administrator and shall not be less than the greater of Fair Market Value or par value on the date of grant. In the case of Incentive Stock Options, Fair Market Value shall be determined pursuant to Section 422A of the Code. In the case of Non-Qualified Stock Options, the Administrator may, in its sole discretion, determine that Fair Market Value per share of stock is equal to book value per share of stock if the shares of stock subject to the Non-Qualified Stock Option are not actively traded on the date the Non-Qualified Stock Option is granted.

     (b) The purchase price shall be payable in full in cash upon exercise of the Option.

     (c) The maximum term of an Option shall be ten years from the date it was granted.

     (d) An Option shall not be transferable by the individual to whom granted except by will or by the laws of descent and distribution and such an Option may be exercised during the lifetime of such individual only by such individual.

     (e) The Administrator in its discretion may provide in any Option Agreement that the Option shall be exercisable in full at any time or from time to time during the term of the Option, or may provide for the exercise of the Option in such installments and at such times during the term of the Option as the Administrator may determine.

     (f) An Option shall terminate and may not be exercised if the employee to whom it is granted ceases to be employed by the Company if such employee's employment is terminated by the Company for "Cause." Cause is defined as conduct that in the judgment of the Administrator involves dishonesty or action by the employee that is detrimental to the best interest of the Company. If the employee's employment terminates for reasons other than for Cause, the employee may exercise his Option after termination of employment as provided in the Option Agreement. An Option may not be exercised by anyone after the expiration of its term.

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     (g)    Subject to the limitations contained in Section 5, the aggregate
            Fair Market Value (determined at the time an Incentive Stock Option is granted) of the shares of stock covered by an Incentive Stock Option granted to a Participant under the Plan in any calendar year which are exercisable for the first time during any calendar year shall not exceed one hundred thousand ($100,000) or such other maximum applicable to Incentive Stock Options as may be in effect from time to time under the Code when the Incentive Stock Options are granted.

     (h) A statement that the Option(s) evidenced by the Option Agreement will not be treated as Incentive Stock Options(s) as described in
            Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

     No persons entitled to exercise any Option granted under the Plan shall have any of the rights or privileges of a shareholder of the Company with respect to shares issuable upon exercise of such Option until certificates representing such shares shall have been issued and delivered to such person.

     Certificates representing shares of common stock issued upon exercise of an Option may be registered either in the name of the optionee or in the name or names of the successor or successors in interests of the optionee by reason of the death of the optionee. Certificates also may be registered in the names of the optionee and another person "tenants by the entirety" or "as joint tenants with right of survivorship and not as tenants in common." Designation of the appropriate form of registration of certificates shall be made and the written notice given to the Company upon exercise of an Option.

7. Adjustment Upon Changes in Stock. If any change is made in the shares of common stock of the Company by reason of any merger, consolidation, reorganization, recapitalization, stock dividend, split up, combination of shares, exchange of shares, change in corporate structure, or otherwise, appropriate adjustments shall be made by the Administrator to the kind and maximum number of shares subject to the Plan and the kind and number of shares and price per share of stock subject to each outstanding Benefit hereunder. No fractional shares of stock shall be issued under the Plan on account of any such adjustment, and rights to shares always shall be limited after such an adjustment to the lower full share.

8. Amendment to the Plan. The Board of Directors may, at any time, amend the Plan, provided that the Board may not, without approval (within twelve months before or after the date of such change) of the holders of a majority of the outstanding shares entitled to vote of the Company: (a) increase the maximum number of shares in the aggregate which may be sold pursuant to Incentive Stock Options granted under the Plan, except as may be permitted under the adjustment provisions of Section 7, or (b) change the class of employees eligible to receive Benefits granted under the Plan. The Board of Directors may not alter or impair any Benefit previously granted under the Plan without the consent of the person to whom the Benefit was granted.

9. Termination of the Plan. The Board of Directors may terminate or suspend the Plan at any time. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless it shall have been terminated by the Board prior to that time. No Benefit shall be awarded after termination of the Plan.

     Rights and obligation under a Benefit awarded while the Plan is in effect shall not be altered or impaired by termination or suspension of the Plan except by consent of the person to whom the Benefit was awarded.

10. Withholding Tax. The Company shall have the right to withhold with respect to any payments made to Participants under the Plan any taxes required by law to be withheld because of such payments.

11. Rules of Construction. Reference to a section of the Code or the Florida Banking Code and its implementing regulations, shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes that section. With regard to Incentive Stock Options, the terms of the Plan shall be construed in accordance with the meaning under, and in a manner that will result in the Plan satisfying the requirement of, the provisions of the Code governing Incentive Stock Options.

12. Nontransferability. Each Benefit granted under this Plan shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable, during the holder's lifetime, only by the holder or the holder's guardian or legal representative.

13. Effective Date. The Plan is effective as of the date it is approved by the Board of Directors of the Company; provided, however, that if the Plan is not approved by the shareholders within twelve months of the date of Board approval the Plan shall be of no effect.